AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT



     THIS AMENDMENT to an Executive Employment Agreement, dated September 1, 1997, is made this 20th day of October, 1999, between PFC BANK, a Pennsylvania business corporation located at Fourth Street and Ford Avenue, P. O. Box 311, Ford City, Pennsylvania 16226, (the "Bank") and PEOPLES FINANCIAL CORP., INC., a Pennsylvania business corporation located at Fourth Street and Ford Avenue, P.O. Box 311, Ford City, Pennsylvania 16226, (the "Corporation") and R. B. ROBERTSON, an adult individual residing in Pennsylvania (the "Executive").

     WHEREAS, the Bank and Corporation desire to extend from August 31, 2000 to August 31, 2001 the term under which R. B. Robertson shall serve as President and Chief Executive Officer of the Bank and the Corporation under the terms and conditions set forth in the Executive Employment Agreement, dated September 1, 1997 and hereinafter amended;

     WHEREAS, the Executive desires to serve the Bank and the Corporation in an executive capacity under the terms and conditions set forth in the Executive Employment Agreement, dated September 1, 1997 and hereinafter amended;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound thereby, the parties agree to amend the Executive Employment Agreement, dated September 1, 1997, as follows with all other terms and provisions unmodified:



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1.   Term of Employment

     The term of employment set forth in Section 1 of the Executive Employment Agreement, dated September 1, 1997, ending on August 31, 2000, is extended to August 31, 2001, subject, however, to prior termination as set forth in the Executive Employment Agreement dated September 1, 1997.

2.   Disability Benefit

     In addition to the Bank's disability benefit, as set forth in Section 4(e) of the Executive Employment Agreement dated September 1, 1997, the Bank, in the event Executive is fully or partially disabled, shall pay to the Executive, or upon his demise, to his wife Joann Robertson, until September 1, 2001, a gross monthly sum of $1,200.00 . The terms "fully or partially disabled" shall have the meaning attributed to them in the current Bank group disability program, or if said Bank group disability program is terminated, in the Bank's employment policies, as the same may be amended from time to time. In the event that Executive dies after becoming disabled, but prior to receiving all of the monthly sums set forth above, Executive's wife shall receive any remaining payments due thereunder.

3.   Retirement Benefit

     Commencing on September 1, 2001, or such earlier date in the event the Executive terminates his employment for Good Reason as that term is defined in Section 9(d) of the Executive Employment Agreement dated September
     1, 1997, the Bank shall pay to the Executive or, upon his death, to his wife, Joann Robertson, until her death payments then terminate, a 100% Joint and Survivor Benefit consisting of a gross monthly sum of $1,200.00. In no event shall the Executive or his wife receive both a Disability Benefit and


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Retirement Benefit, as provided in this Amendment to the Executive Employment
Agreement.

ATTEST:                                    PFC BANK


/s/ Timothy Reddinger                      /s/ Frank Baker
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Timothy Reddinger, Secretary               Frank Baker, Chairman of the Board


ATTEST:                                    PEOPLES FINANCIAL CORP., INC.


/s/ Timothy Reddinger                      /s/ Frank Baker
-------------------------------------      -------------------------------------
Timothy Reddinger, Secretary               Frank Baker, Chairman of the Board


WITNESS:

/s/ James L. Kifer                         /s/ R.B. Robertson
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James L. Kifer                             R. B. Robertson